Exhibit 99.2

                        Written Statement of the Trustee
                        --------------------------------

Pursuant to 18 U.S.C. ss.1350, I, the undersigned Trustee of the Journal Employees' Stock Trust (the "Trust"), hereby certify, based on my knowledge, that the Quarterly Report on Form 10-Q of the Trust for the quarter ended March 31, 2003 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.


/s/Paul M. Bonaiuto
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Paul M. Bonaiuto
May 6, 2003

A signed original of this written statement required by Section 906 has been provided to the Journal Employees' Stock Trust and will be retained by the Journal Employees' Stock Trust and furnished to the Securities and Exchange Commission or its staff upon request.